EXHIBIT 10.35

    AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD SUBLEASE

(Long-form to be used with pre-1996 AIREA leases)

(NOTE: NOT DESIGNED FOR SITUATIONS WHERE LESS THAN ENTIRE PREMISES ARE BEING SUBLET)

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Sublease (“Sublease”), dated for reference purposes only November 1, 2003, is made by and between West Covina Auto Retail, Inc., a California corporation (“Sublessor”) and SoCal Auto Center, LLC (“Sublessee”), (collectively the “Parties”, or individually a “Party”).

1.2 Premises: That certain real property, including all improvements therein, and commonly known by the street address of 535 and 575 S. Citrus Avenue, Covina located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) approximately 168,000 square feet of property on which is located an automotive showroom, offices, repair facilities and related improvements (“Premises”).

1.3 Term: Three (3) years and Nine (9) months commencing November 1, 2003 (“Commencement Date”) and ending August 30, 2007 (“Expiration Date”).

1.4 Early Possession: N/A (“Early Possession Date”).

1.5 Base Rent: $26,900 per month (“Base Rent”), payable on the first (1st) day of each month commencing November 1, 2003

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $26,900 for the period November 1 through November 30, 2003

(b) Security Deposit: $26, 900 (“Security Deposit”).

(c) Association Fees: $0 for the period

(d) Other: $38,700.39 for additional non-refundable and non-pro ratable consideration for Sublessor’s offering this Sublease

(e) Total Due Upon Execution of this Lease: $92,500.39*

1.7 Agreed Use: sale and service of new and/or used cars and no other purpose *in immediately available funds.

1.8 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by SageCrest II, LLC, a Delaware limited liability company (“Guarantor”).

1.9 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☑ an addendum consisting of Paragraphs              through             ;

☐ a plot plan depicting the Premises;

☐ a Work Letter;

☐ a copy of the Master Lease;

☐ other (specify):

2. Premises.

2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

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2.2 Condition. Sublessor shall deliver the Premises to Sublessee in its present AS-IS condition, and Sublessee accepts same Sublessor makes no representation or warranty regarding the condition of the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), If one of such systems or elements should malfunction or fail, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense.

2.3 Compliance. Sublessor makes no representation or warranty that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply, Sublessee shall rectify the same. If the applicable Requirements are hereafter changed so as to require during the term of this Sublease the construction of an addition to or an alteration of the Building; the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building (“Capital Expenditure”), Sublessor and Sublessee shall allocate the cost of such work as follows:

(a) If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Sublessee as compared with uses by tenants in general, Sublessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two years of this Sublease and the cost thereof exceeds 6 months’ Base Rent, Sublessee may instead terminate this Sublease unless Sublessor notifies Sublessee in writing, within 10 days after receipt of Sublessee’s termination notice that Sublessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If the Parties elect termination, Sublessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Sublessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier then the last day that Sublease could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the Specific and unique use of the Premises by Sublessee (such as governmentally mandated seismic modifications, then Sublessor shall pay for said Capital Expenditure and the cost thereof shall be prorated between the Sublessor and Sublessee and Sublessee shall only be obligated to pay, each month during the remainder of the term of this Sublease, on the date on which Rent is due, an amount equal to 1/144th the cost of such Capital Expenditure. Sublessee shall pay interest on the unamortized balance at a rate that is then commercially reasonable in the judgment of Sublessor’s accountant. Sublessee may, however, prepay its obligation at any time. Provided, however, that if such Capital Expenditure is required during the last 2 years of this Sublease or if Sublessor reasonably determines that it is not economically feasible to pay its share thereof, Sublessor shall have the option to terminate this Sublease upon 90 days prior to written notice to Sublessee notifies Sublessor, in writing, within 10 days after the receipt of Sublessor’s termination notice that Sublessee will pay for such Capital Expenditure. If Sublessor does not elect to terminate, and fails to tender its share of such Capital Expenditure, Sublessee may advance such funds and deduct same, with interest, from Rent until Sublessor’s share of such costs have been fully paid. If Sublessee is unable to finance Sublessor’s share, or if the balance of the Rent due and payable for the remainder of this Sublease is not sufficient to fully reimburse Sublessee on an offset basis, Sublessee shall have the right to terminate this Sublease upon 10 days written notice to Sublessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Sublessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Sublessee shall be fully responsible for the cost thereof, and Sublessee shall not have any right to terminate this Sublease.

2.4 Acknowledgements. Sublessee acknowledges that: (a) It has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefore as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at:    ☐  Sublessor’s expense    ☑  Sublessee’s expense.

3. Possession.

3.1 Early Possession. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay the Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within 60 days after the commencement date, Sublessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Sublease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Sublessor within said 10 day period, Sublessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Sublessee when required and Sublessee does not terminate this Sublease, as aforesaid, any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee. If possession is not delivered within 120 days after the commencement date, this Sublease shall automatically terminate unless the Parties agree, in writing, to the contrary.

3.3 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

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4. Rent and Other Charges.

4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5. Security Deposit. Sublessee shall deposit with Sublessor the sum specified in Paragraph 1.6(b) as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any, portion of said deposit, Sublessee shall within 10 days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee’s failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. If Sublessee performs all of Sublessee’s obligations hereunder, said Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor’s option, to the last assignee, if any, of Sublessee’s interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6. Agreed Use. The Premises shall be used and occupied only for sale and service of new and/or used cars and no other purpose and for no other purpose.

7. Master Lease.

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease”, wherein Mildred Callaway and LLoyds Bank California, as co-trustees under the will of Richard W. Callaway is the lessor, hereinafter the “Master Lessor”.

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Paragraph 48 of Addendum

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. Assignment of Sublease and Default.

8.1 Sublessor hereby assigns and transfers to Master Lessor Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor’s obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

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(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event the Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g) Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease (see Paragraph 39.2 of the Master Lease).

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

11. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

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ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

Executed at: Cerritos, California	Executed at:
on: December 1, 2003.	on:

By Sublessor:	By Sublessee
West Covina Auto Retail, Inc., a California corporation	SoCal Auto Center, LLC

By:	By:

Name Printed:	David M. Conant	Name Printed:	XXXXXXX

Title:	President	Title:	President

By:	By:

Name Printed:	Name Printed:

Title:	Title:

Address:	P. O. Box 3010	Address:
Cerritos, CA 90703-3010

Telephone/Facsimile:	562-809-3705/562-402-9084	Telephone/Facsimile:

Federal ID No.	95-4761554	Federal ID No.

BROKER:		BROKER:

Attn:	Attn:

Title:	Title:

Address:	Address:

Telephone/Facsimile:	Telephone/Facsimile:

Federal ID No.	Federal ID No.

Consent to the above Sublease is hereby given.

Executed at:	Executed at:

on:	on:

By Master Lessor:	By Guarantor(s):

By:	By:

Name Printed:	Name Printed:

Title:	Address:

By:	By:

Name Printed:	Name Printed:

Title:	Address:

Address:

Telephone/Facsimile:

Federal ID No.

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

©Copyright 1997 By American Industrial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM STANDARD SUBLEASE

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

Date:	November 1, 2003

By and Between:	WEST COVINA AUTO RETAIL, INC. (“Sublessor”) and SOCAL AUTO CENTER, LLC (“Sublessee”)

Premises:	535 and 575 S. Citrus, Covina, California

This Addendum (“Addendum”) to Standard Sublease (the “Sublease”) shall modify and amend the Sublease as set forth below. Except as expressly amended herein, the Sublease remains in full force and effect. In the event of any conflict or inconsistency between the terms of the Sublease and this Addendum, this Addendum shall prevail. The defined terms set forth in this Addendum shall have the same meanings as the defined terms set forth in the Sublease.

13. Master Lease. The Master Lease dated September 1, 1982 is between the Original Master Lessor and Bryant Pontiac Company (“Original Lessee”) and contains an Addendum consisting of five pages. The current master lessor is R. Wayne Callaway, Myra Jane Murphy, Virginia Lee Callaway and Cynthia C. Williams (collectively, “Master Lessor”). The term “Master Lessor” as used in the Sublease shall mean the Master Lessor and all successors and assigns. Original Lessee (now known as John Bryant Motors) assigned its interest in the Master Lease to Sublessor pursuant to that certain Assignment of Lease, Lessor’s Consent, Release and Ratification of Lease dated as of October 28, 1999 (“Assignment”). The term “Master Lease” as used in the Sublease shall mean the Master Lease as modified by the Assignment.

14. Base Rent Adjustments; Rent Credit. The Base Rent shall be as follows:

Months	Monthly Base Rent
1 - 8	$26,900 per month
9 - end	$27,800 per month

15. Security Deposit. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Sublease, Sublessor may use, apply or retain all or any portion of the security deposit in the amount of $26,900 (“Security Deposit”) for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of Security Deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore Security Deposit to the full amount provided for herein and

Sublessee’s failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep Security Deposit separate from its general accounts. If Sublessee performs all of Sublessee’s obligations hereunder, Security Deposit, or so much thereof as has not therefore been applied by Sublessor, shall be returned, without payment of interest to Sublessee (or at Sublessor’s option, to the last assignee, if any, of Sublessee’s interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

16. Hazardous Substances. Sublessee shall comply with all applicable laws, rules, regulations, ordinances and covenants relating to industrial hygiene and the use, generation, storage, maintenance, transportation and removal of any hazardous substance or hazardous material, including, without limitation, any hazardous material or hazardous substances (as these terms are defined in any applicable federal, state or local statute, code, regulation, ordinance or other law), and any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, generation, storage, maintenance, transportation or removal may potentially be injurious to public health, safety or welfare, the environment, or the Premises, or which is regulated or monitored by any governmental authority, or which is the basis for potential liability (collectively, “Hazardous Materials”). Other than incidental uses in connection with Sublessee’s permitted use of the Premises, Sublessee shall not use, generate, store or maintain any Hazardous Materials at the Premises.

Upon termination of this Sublease, Sublessee shall cause any and all Hazardous Materials stored on or about the Premises and any contamination caused by Sublessee and/or its predecessor in the Premises, Discount Automart, a California corporation (“Discount Auto”) to be completely removed and/or remediated prior to Sublessee’s vacating the Premises at Sublessee’s expense and in compliance with all applicable laws. Sublessee shall be liable for any and all costs and expenses incurred by Sublessor on Sublessee’s behalf should Sublessee fail to fulfill its obligations described in this paragraph. Sublessee shall indemnify, defend and hold Sublessor, its agents, employees, lenders and the Master Lessor harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Material brought onto the Premises by or for Sublessee and/or Discount Auto, or any third party (provided, however, that Sublessee shall have no liability under this Sublease with respect to underground migration of any Hazardous Material under the Premises from areas outside the Project). Sublessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Sublessee or Discount Auto, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Sublease. No termination, cancellation or release agreement entered into by Sublessor and Sublessee shall release Sublessee from its obligations under this Sublease with respect to Hazardous Materials, unless specifically so agreed by Sublessor in writing at the time of such agreement.

The parties acknowledge that there is an existing underground storage tank and gasoline pump located at the Premises. This pump is currently not in use. Sublessee shall not be responsible for any Hazardous Materials which are in existence at or around the underground storage tank or pump prior to the commencement date of the Sublease with Discount Auto. Sublessee shall use and operate the pump and underground storage tank in compliance with all applicable laws and shall not allow the release of Hazardous Materials onto the Premises in connection with Sublessee’s use of the pump or storage tank.

Sublessor represents that it has no actual current knowledge (without any duty of investigation) of any Hazardous Materials currently in existence at the Property.

17. Liability Insurance. At all times during the term of the Sublease, Sublessee shall maintain, at Sublessee’s expense, broad form commercial general liability insurance (including protective liability coverage on operations of independent contractors engaged in construction and blanket contractual liability insurance) written on a per occurrence basis with an aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $2,000,000, with an umbrella increasing such aggregate coverage limit to $5,000,000. All insurance policies to be maintained under this paragraph (a) shall be issued by companies of recognized responsibility, licensed to do business in the State of California, reasonably acceptable to Sublessor, and maintaining a rating of A-/XII or better in Best’s Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best’s or its successor), (b) shall provide that they may not be canceled or modified unless Sublessor and all additional insureds and loss payees thereunder are given at least thirty (30) days prior written notice of such cancellation or modification, (c) shall name, as additional insureds, Sublessor and Master Lessor and (d) shall be primary and non-contributory in all respects. Prior to the Commencement Date, Sublessee shall deliver to Sublessor certificates of insurance for the insurance coverage required by this paragraph and, if required by Sublessor, copies of the policies therefor, in each case, in form and providing for deductibles reasonably satisfactory to Sublessor. Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Sublessee shall deliver to Sublessor certificates of renewal at least thirty (30) days before the expiration of any existing policy. If Sublessee fails to procure or maintain any insurance required by this Lease and to pay all premiums and charges therefor, Sublessor may (but shall not be obligated to) pay the same, and Sublessee shall reimburse Sublessor, within twenty (20) days after demand, for all such sums paid by Sublessor.

18. Property Damage Insurance; Maintenance and Repairs. Sublessee shall, at its cost, maintain fire and casualty insurance for the Premises (535 and 575 Citrus) in an amount equal to the replacement cost of the Buildings and improvements located on the Premises and such policy shall name Sublessor and Master Lessor as loss payees.

Sublessee shall be responsible for and shall pay for the cost of all property taxes and maintenance and repairs for the Premises. All amounts payable by Sublessee to Sublessor under this paragraph 20 shall be paid by Sublessee to Sublessor at least five (5) business days before Sublessor is required to pay such amounts.

19. Broker. Sublessor and Sublessee represent and warrant to each other that neither of them has not had any dealings with any real estate broker, agent or finder in connection with this Sublease and each party agrees to indemnity, defend, protect and hold the other harmless from and against any costs, liabilities, expenses, (including, but not limited to attorneys’ fees and costs) fees, penalties or losses relating to compensation, commissions or charges claimed by any other broker, agent or finder claiming a commission or fee based on the acts of the indemnifying party.

20. Notices. All notices shall be sent to the following addresses:

Addresses for Notices:

To: Sublessee

SoCal Auto Center, LLC

535 and 575 S. Citrus Avenue

West Covina, California 91723

With Copy To:

SageCrest II, LLC

41 W. Putnam Avenue

Greenwich, Connecticut 06830

To: Sublessor

West Covina Auto Retail, Inc.

c/o David M. Conant

18500 Studebaker Road

P.O. Box 3010

Cerritos, California 90703-3010

Facsimile No.: (562) 402-9084

To: Master Lessor

R. Wayne Callaway, Myra Jane Murphy,

Virginia Lee Callaway and Cynthia C. Williams

c/o Harvey S. Krieger, Esq.

100 South Vincent Avenue, Suite 307

West Covina, CA 91790-2989

Facsimile No.: (626) 919-2870

21. Square Footage. Any square footage figure expressed in the Sublease, any addenda thereto or any other documents prepared prior thereto are approximate, and any inaccuracies of such figures shall not affect the rent payable or Sublessee’s Share under the Sublease or otherwise constitute a default under the Sublease.

22. Guaranty; Corporate Documents. Prior to or concurrently with the execution of this Sublease, Sublessee shall deliver to Sublessor a Guaranty of Lease (on the standard AIR form) executed by The Sagecrest Corporation, a New York corporation. (“Guarantor”), along with copies of Sublessee’s and Guarantor’s Articles of Incorporation, current Certificates of Status and a financial statement from Sublessee and Guarantor.

IN WITNESS WHEREOF, the parties have executed this Addendum on the date set forth above.

“Sublessor”		“Sublessee”

WEST COVINA AUTO RETAIL, INC., a California corporation		SoCa1 Auto Center, LLC

By:		By:
Name:	David M. Conant	Name:
Title:	President	Title: